Farmer Mac Reports Second Quarter 2021 Results
- Outstanding Business Volume of $22.2 Billion -

WASHINGTON, D.C., August 5, 2021 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended June 30, 2021.

Second Quarter 2021 Highlights
•Added $1.5 billion of gross business volume, resulting in net growth of $334.6 million;
•Net interest income grew $6.8 million year-over-year to $55.1 million;
•Net effective spread, a non-GAAP measure, increased 22% from the prior-year period to $56.6 million and a high 1.01% of the overall portfolio, primarily due to portfolio growth and a continued shift in portfolio composition to higher spread loan purchase products;
•Net income attributable to common stockholders was $25.4 million, or $2.35 per diluted common share;
•Core earnings, a non-GAAP measure, grew 14% from the prior-year period to $30.0 million, or $2.77 per diluted common share;
•Second quarter 2021 efficiency ratio of 26%;
•Return on Equity improved to 18%, compared to 16% for the first quarter 2021;
•Total allowance for credit losses reflected $1.0 million release driven by improving credit metrics and economic forecasts; and
•Issued $125.0 million of Tier 1 capital through the public offering of 4.875% Series G non-cumulative preferred stock.

"Second quarter was another strong quarter for Farmer Mac," said President & Chief Executive Officer Brad Nordholm. "We generated record core earnings results, with an all-time high net effective spread. We maintained strong credit quality, saw continued volume demand and executed on critical initiatives that are consistent with our multi-year strategic plan. We expect the positive trends in the first half of the year to continue, as we build on the momentum we’ve established as we create greater value for our customers, communities, and shareholders over time. While the emergence of the Delta variant creates some level of near-term uncertainty, we are confident that our current infrastructure, strong capital position, and commitment to our customers will continue to support us, as it has over the last 17 months, in navigating the ongoing pandemic."

Second Quarter 2021 Results

Business Volume

Our outstanding business volume was $22.2 billion as of June 30, 2021, a net increase of $0.3 billion from March 31, 2021 after taking into account all new business, maturities, and paydowns on existing assets. The net increase was primarily attributable to a net increase of $426.8 million in the Farm & Ranch line of business, partially offset by net decreases of $60.2 million in the USDA Guarantees line of business, $24.4 million in the Rural Utilities line of business, and $7.6 million in the Institutional Credit line of business.

The $426.8 million net increase in our Farm & Ranch line of business is due to a $394.8 million net increase in outstanding loan purchase volume and a $128.6 million net increase in loans underlying long-term standby purchase commitments ("LTSPCs"), which was partially offset by a net decrease of $96.5 million in loans held in consolidated trusts. Our net growth of 17.5% in the Farm & Ranch on-balance sheet portfolio over the twelve months ended June 30, 2021 is significantly higher than the 6.0% net growth of the overall agricultural mortgage loan market over the twelve months ended March 31, 2021 (based on our analysis of bank and Farm Credit System call report data).

The $7.6 million net decrease in the Institutional Credit line of business reflects $476.2 million of maturities, partially offset by $468.6 million in gross volume. This net decrease was due to a net volume decrease in our smaller fund counterparties, partially offset by a modest net increase among our three largest counterparties. The net growth from our large counterparties was driven by the purchase of four new AgVantage securities in the rural utilities industry with an aggregate purchase price of $375.0 million.

The $24.4 million net decrease in the Rural Utilities line of business was due to $63.5 million in paydowns in loans and LTSPCs, partially offset by $39.1 million in gross new loan volume. The net volume decrease is due to increased market competitiveness that has lowered spreads in this line of business.

The $60.2 million net decrease in the USDA Guarantees line of business reflected $160.6 million in paydowns, partially offset by $100.4 million in gross new volume. The net volume decrease is reflective of the low interest rate environment that has increased the competitiveness and lowered the spreads in this line of business.

Spreads

Net interest income for second quarter 2021 was $55.1 million, a $6.8 million increase compared to $48.3 million in the prior-year period, primarily due to a $4.3 million increase related to new business volume, a $1.8 million decrease in funding costs, and a $0.7 million increase in the fair value of derivatives designated in fair value hedge accounting relationships (designated financial derivatives). Net interest yield was 0.94% in second quarter 2021 compared to 0.87% in the prior-year period.

Net effective spread, a non-GAAP measure, for second quarter 2021 was $56.6 million, a $10.1 million increase from $46.5 million in the prior-year period. This increase was primarily attributable to a $5.1 million decrease in non-GAAP funding costs, an increase of $4.3 million from new business volume, and a $0.7 million increase in cash collections on non-accrual loans. In percentage terms, net effective spread was 1.01% for second quarter 2021, as compared to 0.89% in second quarter 2020. The increase of 0.12% was primarily attributable to a decrease in non-GAAP funding costs and net volume growth.

Earnings

Farmer Mac's net income attributable to common stockholders for second quarter 2021 were $25.4 million ($2.35 per diluted common share), compared to $31.7 million ($2.94 per diluted common share) in the prior-year period. The $6.2 million year-over-year decrease in net income attributable to common stockholders was due to a $7.6 million after-tax decrease in the fair value of undesignated financial derivatives due to fluctuations in long-term interest rates, a $2.2 million after-tax increase in operating expenses, and a $1.9 million increase in preferred stock dividends. These factors were partially offset by a $5.4 million after-tax increase in net interest income.

Farmer Mac enters into financial derivatives transactions to hedge interest rate risks inherent in its business and carries its financial derivatives at fair value in its consolidated financial statements. As these fluctuations are not expected to have a cumulative impact on Farmer Mac's earnings, Farmer Mac uses non-GAAP core earnings as a useful alternative measure to understand the business.

Farmer Mac's non-GAAP core earnings for second quarter 2021 were $30.0 million ($2.77 per diluted common share), compared to $26.3 million ($2.45 per diluted common share) in second quarter 2020. The $3.6 million year-over-year increase in core earnings was primarily due to a $8.0 million after-tax increase in net effective spread. This increase was partially offset by a $2.2 million after-tax increase in operating expenses and a $1.9 million increase in preferred stock dividends.

Credit

As of June 30, 2021, the total allowance for losses was $16.6 million, which reflects a $1.0 million release from March 31, 2021. The release was primarily due to ratings upgrades and improving economic conditions, specifically, expectations for unemployment and agricultural commodity prices. Across all of Farmer Mac's lines of business, allowance for losses represented 0.07% of total outstanding business volume as of June 30, 2021.
As of June 30, 2021, Farmer Mac's 90-day delinquencies were $63.1 million (0.70% of the Farm & Ranch portfolio), compared to $72.3 million (0.84% of the Farm & Ranch portfolio) as of March 31, 2021. The decrease in 90-day delinquencies from first quarter was primarily driven by two commodity groups – permanent plantings and livestock. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.28% of total outstanding business volume as of June 30, 2021, compared to 0.33% as of March 31, 2021.

Capital

As of June 30, 2021, Farmer Mac's core capital level was $1.2 billion, which was $482.6 million above the minimum capital level required by our statutory charter. This compares to $1.0 billion as of March 31, 2021, which was $348.1 million above the minimum capital requirement. The increase in capital in excess of the minimum capital level required was primarily due to the issuance of the Series G Preferred Stock and an increase in retained earnings. Farmer Mac's Tier 1 capital ratio was 15.3% as of June 30, 2021.

Preferred Stock

In May 2021, Farmer Mac issued 5.0 million shares of 4.875% non-cumulative perpetual Series G preferred stock, par value $25.00 per share. Farmer Mac incurred direct costs of $3.7 million related to the issuance of the Series G preferred stock. The dividend rate on the Series G preferred stock will remain at a non-cumulative, fixed rate of 4.875% per year, when, as, and if a dividend is declared by the Board of
Directors of Farmer Mac, for so long as the Series G preferred stock remains outstanding. The Series G preferred stock has no maturity date, but Farmer Mac has the option to redeem the preferred stock on any dividend payment date on and after July 17, 2026.

Share Repurchase Program

In March 2021, Farmer Mac's board of directors reinstated the share repurchase program on its previous terms (with a remaining authorization of up to $9.8 million in stock repurchases) and extended the expiration date of the program to March 2023. Farmer Mac did not repurchase any shares of its Class C non-voting common stock during the first half of 2021.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's second quarter 2021 financial results will be held beginning at 4:30 p.m. Eastern time on Thursday, August 5, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 645-4404
Telephone (International): (862) 298-0702
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for second quarter 2021 is in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, we have excluded from core earnings losses on retirement of preferred stock and the re-measurement of the deferred tax asset.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge accounting relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2020, filed February 25, 2021 with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the duration, spread, and severity of the COVID-19 pandemic and its effects on the business operations of agricultural and rural borrowers, the capital markets, and Farmer Mac's business operations;
•the actions taken to address the COVID-19 pandemic, including government actions to mitigate the economic impact of the pandemic, how quickly and to what extent normal economic and operating conditions can resume, the possibility of future disruptions to economic recovery caused by any further outbreaks, regulatory measures or voluntary actions to limit the spread of COVID-19, and the duration and efficacy of any restrictions that may be imposed;
•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;

•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural utilities indebtedness;
•the effect of economic conditions and geopolitics on agricultural mortgage or rural utilities lending, borrower repayment capacity, or collateral values, including fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effect of any changes in Farmer Mac's executive leadership; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 25, 2021. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	June 30, 2021	December 31, 2020
	(in thousands)
Assets:
Cash and cash equivalents	$828,403	$1,033,941
Investment securities:
Available-for-sale, at fair value (amortized cost of $3,817,578 and $3,843,666, respectively)	3,832,232	3,853,692
Held-to-maturity, at amortized cost	45,032	45,032
Other investments	403	—
Total Investment Securities	3,877,667	3,898,724
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $6,618,871 and $6,594,992, respectively)	6,877,405	6,947,701
Held-to-maturity, at amortized cost	1,040,757	1,175,792
Total Farmer Mac Guaranteed Securities	7,918,162	8,123,493
USDA Securities:
Trading, at fair value	5,050	6,695
Held-to-maturity, at amortized cost	2,445,718	2,473,626
Total USDA Securities	2,450,768	2,480,321
Loans:
Loans held for investment, at amortized cost	7,796,712	7,261,933
Loans held for investment in consolidated trusts, at amortized cost	1,077,993	1,287,045
Allowance for losses	(14,000)	(13,832)
Total loans, net of allowance	8,860,705	8,535,146
Financial derivatives, at fair value	16,224	17,468
Interest receivable (includes $11,197 and $16,401, respectively, related to consolidated trusts)	161,282	186,429
Guarantee and commitment fees receivable	37,261	37,113
Deferred tax asset, net	10,200	18,321
Prepaid expenses and other assets	20,573	24,545
Total Assets	$24,181,245	$24,355,501

Liabilities and Equity:
Liabilities:
Notes payable	$21,706,254	$21,848,917
Debt securities of consolidated trusts held by third parties	1,120,293	1,323,786
Financial derivatives, at fair value	24,347	29,892
Accrued interest payable (includes $10,126 and $14,370, respectively, related to consolidated trusts)	82,060	92,738
Guarantee and commitment obligation	35,827	35,535
Accounts payable and accrued expenses	30,138	28,879
Reserve for losses	2,111	3,277
Total Liabilities	23,001,030	23,363,024
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,234,311 shares and 9,205,897 shares outstanding, respectively	9,234	9,206
Additional paid-in capital	124,148	122,899
Accumulated other comprehensive income/(loss), net of tax	16,733	(13,923)
Retained earnings	544,038	509,560
Total Equity	1,180,215	992,477
Total Liabilities and Equity	$24,181,245	$24,355,501

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$4,457	$10,399	$9,986	$28,140
Farmer Mac Guaranteed Securities and USDA Securities	42,414	61,792	84,818	133,309
Loans	60,214	55,430	119,708	116,026
Total interest income	107,085	127,621	214,512	277,475
Total interest expense	51,956	79,273	106,132	187,815
Net interest income	55,129	48,348	108,380	89,660
Release of/(provision for) losses	761	(451)	(152)	(3,889)
Net interest income after provision for losses	55,890	47,897	108,228	85,771
Non-interest income/(expense):
Guarantee and commitment fees	2,997	3,140	6,027	6,336
(Losses)/gains on financial derivatives	(3,066)	6,523	1,227	(2,775)
(Losses)/gains on trading securities	(62)	(21)	(75)	85
Gains on sale of real estate owned	—	—	—	485
Release of reserve for losses	222	400	1,166	7
Other income	435	1,229	1,018	2,045
Non-interest income	526	11,271	9,363	6,183
Operating expenses:
Compensation and employee benefits	9,779	8,087	21,574	18,214
General and administrative	6,349	5,295	12,685	10,658
Regulatory fees	750	725	1,500	1,450
Operating expenses	16,878	14,107	35,759	30,322
Income before income taxes	39,538	45,061	81,832	61,632
Income tax expense	8,252	9,435	17,319	13,176
Net income	31,286	35,626	64,513	48,456
Preferred stock dividends	(5,842)	(3,939)	(11,111)	(7,370)
Net income attributable to common stockholders	$25,444	$31,687	$53,402	$41,086

Earnings per common share:
Basic earnings per common share	$2.36	$2.95	$4.96	$3.83
Diluted earnings per common share	$2.35	$2.94	$4.93	$3.81

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$25,444	$27,958	$31,687
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(3,721)	1,695	8,700
Losses on hedging activities due to fair value changes	(2,097)	(271)	(2,676)
Unrealized losses on trading assets	(61)	(14)	(20)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	20	16	35
Net effects of terminations or net settlements on financial derivatives	109	1,165	720
Income tax effect related to reconciling items	1,208	(544)	(1,419)
Sub-total	(4,542)	2,047	5,340
Core earnings	$29,986	$25,911	$26,347

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$56,551	$53,859	$46,469
Guarantee and commitment fees(2)	4,334	4,240	4,943
Other(3)	301	451	1,048
Total revenues	61,186	58,550	52,460

Credit related expense (GAAP):
(Release of)/provision for losses	(983)	(31)	51
Gains on sale of REO	—	—	—
Total credit related expense	(983)	(31)	51

Operating expenses (GAAP):
Compensation and employee benefits	9,779	11,795	8,087
General and administrative	6,349	6,336	5,295
Regulatory fees	750	750	725
Total operating expenses	16,878	18,881	14,107

Net earnings	45,291	39,700	38,302
Income tax expense(4)	9,463	8,520	8,016
Preferred stock dividends (GAAP)	5,842	5,269	3,939
Core earnings	$29,986	$25,911	$26,347

Core earnings per share:
Basic	$2.79	$2.41	$2.46
Diluted	2.77	2.39	2.45
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Six Months Ended
	June 30, 2021	June 30, 2020
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$53,402	$41,086
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(2,026)	2,216
Losses on hedging activities due to fair value changes	(2,368)	(8,601)
Unrealized (losses)/gains on trading assets	(75)	86
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	36	38
Net effects of terminations or net settlements on financial derivatives	1,274	(580)
Income tax effect related to reconciling items	664	1,437
Sub-total	(2,495)	(5,404)
Core earnings	$55,897	$46,490

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$110,410	$90,632
Guarantee and commitment fees(2)	8,574	9,839
Other(3)	752	1,722
Total revenues	119,736	102,193

Credit related expense (GAAP):
(Release of)/provision for losses	(1,014)	3,882
Gain on sale of REO	—	(485)
Total credit related expense	(1,014)	3,397

Operating expenses (GAAP):
Compensation and employee benefits	21,574	18,214
General and administrative	12,685	10,658
Regulatory fees	1,500	1,450
Total operating expenses	35,759	30,322

Net earnings	84,991	68,474
Income tax expense(4)	17,983	14,614
Preferred stock dividends (GAAP)	11,111	7,370
Core earnings	$55,897	$46,490

Core earnings per share:
Basic	$5.20	$4.34
Diluted	5.16	4.31
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands, except per share amounts)
GAAP - Basic EPS	$2.36	$2.60	$2.95	$4.96	$3.83
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.35)	0.16	0.81	(0.19)	0.21
Losses on hedging activities due to fair value changes	(0.19)	(0.03)	(0.25)	(0.22)	(0.80)
Unrealized (losses)/gains on trading securities	(0.01)	—	—	(0.01)	0.01
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	—	—
Net effects of terminations or net settlements on financial derivatives	0.01	0.11	0.06	0.12	(0.06)
Income tax effect related to reconciling items	0.11	(0.05)	(0.13)	0.06	0.13
Sub-total	(0.43)	0.19	0.49	(0.24)	(0.51)
Core Earnings - Basic EPS	$2.79	$2.41	$2.46	$5.20	$4.34

Shares used in per share calculation (GAAP and Core Earnings)	10,763	10,738	10,730	10,751	10,721

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$2.35	$2.58	$2.94	$4.93	$3.81
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.34)	0.16	0.81	(0.18)	0.21
Losses on hedging activities due to fair value changes	(0.19)	(0.03)	(0.25)	(0.22)	(0.80)
Unrealized (losses)/gains on trading securities	(0.01)	—	—	(0.01)	0.01
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	—	—
Net effects of terminations or net settlements on financial derivatives	0.01	0.11	0.06	0.12	(0.05)
Income tax effect related to reconciling items	0.11	(0.05)	(0.13)	0.06	0.13
Sub-total	(0.42)	0.19	0.49	(0.23)	(0.50)
Core Earnings - Diluted EPS	$2.77	$2.39	$2.45	$5.16	$4.31

Shares used in per share calculation (GAAP and Core Earnings)	10,838	10,819	10,776	10,829	10,779

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Six Months Ended
	June 30, 2021		March 31, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$55,129	0.94%	$53,251	0.91%	$48,348	0.87%	$108,380	0.93%	$89,660	0.82%
Net effects of consolidated trusts	(1,337)	0.02%	(1,210)	0.03%	(1,804)	0.02%	(2,547)	0.02%	(3,505)	0.03%
Expense related to undesignated financial derivatives	970	0.02%	2,068	0.04%	(2,413)	(0.05)%	3,038	0.03%	(3,603)	(0.04)%
Amortization of premiums/discounts on assets consolidated at fair value	(13)	—%	(8)	—%	(21)	—%	(20)	—%	(10)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	77	—%	103	—%	(22)	—%	180	—%	27	—%
Fair value changes on fair value hedge relationships	1,725	0.03%	(345)	(0.01)%	2,381	0.05%	1,379	0.01%	8,063	0.08%
Net effective spread	$56,551	1.01%	$53,859	0.97%	$46,469	0.89%	$110,410	0.99%	$90,632	0.89%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended June 30, 2021:

Core Earnings by Business Segment
For the Three Months Ended June 30, 2021
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$24,057	$6,089	$5,328	$16,894	$2,761	$—		$55,129
Less: reconciling adjustments(1)(2)(3)	(79)	893	1,287	(763)	84	(1,422)		—
Net effective spread	23,978	6,982	6,615	16,131	2,845	(1,422)
Guarantee and commitment fees(2)	3,839	173	317	5	—	(1,337)		2,997
Other income/(expense)(3)	309	120	—	—	(128)	(2,994)		(2,693)
Non-interest income/(loss)	4,148	293	317	5	(128)	(4,331)		304

Release of/(provision for) loan losses	626	—	181	(49)	3	—		761

Release of reserve for losses	172	—	50	—	—	—		222
Other non-interest expense	(5,855)	(2,263)	(1,838)	(2,316)	(4,606)	—		(16,878)
Non-interest expense(4)	(5,683)	(2,263)	(1,788)	(2,316)	(4,606)	—		(16,656)
Core earnings before income taxes	23,069	5,012	5,325	13,771	(1,886)	(5,753)	(5)	39,538
Income tax (expense)/benefit	(4,844)	(1,053)	(1,118)	(2,892)	444	1,211		(8,252)
Core earnings before preferred stock dividends	18,225	3,959	4,207	10,879	(1,442)	(4,542)	(5)	31,286
Preferred stock dividends	—	—	—	—	(5,842)	—		(5,842)
Segment core earnings/(losses)	$18,225	$3,959	$4,207	$10,879	$(7,284)	$(4,542)	(5)	$25,444

Total assets at carrying value	$6,716,880	$2,506,410	$2,272,425	$7,926,520	$4,759,010	$—		$24,181,245
Total on- and off-balance sheet program assets at principal balance	$9,056,152	$2,726,909	$2,780,027	$7,634,073	$—	$—		$22,197,161
(1)Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains/(losses) on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.
(5)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of June 30, 2021	As of December 31, 2020
	(in thousands)
Farm & Ranch:
Loans	$5,523,212	$4,889,393
Loans held in trusts:
Beneficial interests owned by third party investors	1,077,993	1,287,045
LTSPCs	2,388,939	2,325,431
Guaranteed Securities	66,008	79,312
USDA Guarantees:
USDA Securities	2,427,501	2,452,964
Farmer Mac Guaranteed USDA Securities	299,408	333,754
Rural Utilities:
Loans	2,246,568	2,260,412
LTSPCs	533,459	556,425
Institutional Credit
AgVantage Securities	7,634,073	7,739,359
Total	$22,197,161	$21,924,095

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
June 30, 2021(1)	$23,978	1.82%	$6,982	1.12%	$6,615	1.18%	$16,131	0.85%	$2,845	0.24%	$56,551	1.01%
March 31, 2021	21,454	1.74%	6,367	1.02%	6,674	1.19%	16,673	0.87%	2,691	0.22%	53,859	0.97%
December 31, 2020	20,313	1.75%	6,786	1.10%	7,322	1.35%	17,401	0.85%	2,700	0.22%	54,522	0.98%
September 30, 2020	18,025	1.67%	5,865	0.97%	6,939	1.32%	18,601	0.87%	2,372	0.23%	51,802	0.96%
June 30, 2020	16,733	1.71%	4,689	0.81%	5,516	1.15%	18,782	0.86%	749	0.08%	46,469	0.89%
March 31, 2020	14,938	1.64%	4,625	0.81%	4,920	1.14%	17,702	0.84%	1,978	0.21%	44,163	0.89%
December 31, 2019	16,374	1.90%	4,363	0.78%	4,871	1.17%	18,008	0.85%	2,375	0.27%	45,991	0.95%
September 30, 2019	13,181	1.66%	4,314	0.79%	4,502	1.16%	17,807	0.84%	2,657	0.30%	42,461	0.90%
June 30, 2019	13,335	1.72%	4,097	0.76%	3,996	1.10%	17,371	0.82%	2,556	0.34%	41,355	0.91%
(1)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended June 30, 2021.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	June 2021	March 2021	December 2020	September 2020	June 2020	March 2020	December 2019	September 2019	June 2019
	(in thousands)
Revenues:
Net effective spread	$56,551	$53,859	$54,522	$51,802	$46,469	$44,163	$45,991	$42,461	$41,355
Guarantee and commitment fees	4,334	4,240	4,652	4,659	4,943	4,896	5,432	5,208	5,276
Other	301	451	512	453	1,048	674	100	389	777
Total revenues	61,186	58,550	59,686	56,914	52,460	49,733	51,523	48,058	47,408

Credit related expense/(income):
(Release of)/provision for losses	(983)	(31)	2,973	1,200	51	3,831	2,851	623	420
REO operating expenses	—	—	—	—	—	—	—	—	64
Losses/(gains) on sale of REO	—	—	22	—	—	(485)	—	—	—
Total credit related expense/(income)	(983)	(31)	2,995	1,200	51	3,346	2,851	623	484

Operating expenses:
Compensation and employee benefits	9,779	11,795	9,497	8,791	8,087	10,127	6,732	7,654	6,770
General and administrative	6,349	6,336	6,274	5,044	5,295	5,363	5,773	5,253	4,689
Regulatory fees	750	750	750	725	725	725	725	688	687
Total operating expenses	16,878	18,881	16,521	14,560	14,107	16,215	13,230	13,595	12,146

Net earnings	45,291	39,700	40,170	41,154	38,302	30,172	35,442	33,840	34,778
Income tax expense	9,463	8,520	8,470	8,297	8,016	6,598	7,526	7,018	7,351
Preferred stock dividends	5,842	5,269	5,269	5,166	3,939	3,431	3,432	3,427	3,785
Core earnings	$29,986	$25,911	$26,431	$27,691	$26,347	$20,143	$24,484	$23,395	$23,642

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(3,721)	1,695	(1,758)	(4,149)	8,700	(6,484)	4,469	(7,117)	10,485
(Losses)/gains on hedging activities due to fair value changes	(2,097)	(271)	3,827	(5,245)	(2,676)	(5,925)	(220)	(4,535)	(1,438)
Unrealized (losses)/gains on trading assets	(61)	(14)	223	(258)	(20)	106	172	49	61
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	20	16	(77)	97	35	3	40	(7)	(139)
Net effects of terminations or net settlements on financial derivatives	109	1,165	1,583	233	720	(1,300)	1,339	232	(592)
Issuance costs on the retirement of preferred stock	—	—	—	(1,667)	—	—	—	—	(1,956)
Income tax effect related to reconciling items	1,208	(544)	(798)	1,957	(1,419)	2,856	(1,218)	2,389	(1,759)
Net income attributable to common stockholders	$25,444	$27,958	$29,431	$18,659	$31,687	$9,399	$29,066	$14,406	$28,304